UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 23, 2006

ANGELICA CORPORATION
(Exact name of Company as specified in its charter)
Missouri	1-5674	43-0905260
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

424 South Woods Mill Road
Chesterfield, Missouri		63017-3406
(Address of principal executive offices)		(Zip Code)

(314) 854-3800
(Company’s telephone number, including area code)

Not applicable
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

On May 23, 2006, Angelica Corporation, a Missouri corporation (the “Registrant”), entered into a product and services supply agreement with Ecolab Inc. (“Ecolab”) by which the Registrant will purchase from Ecolab all of the requirements for dispensed laundry and other textile care cleaning and sanitizing chemical products for each of the Registrant’s textile service facilities. The agreement also requires Ecolab to provide the Registrant with tanks for storage of the products at each of the facilities and certain research and development and customer services as specified in the agreement. The agreement is effective on June 1, 2006 and will continue for a term of five years from the effective date.

The form of agreement between the Registrant and Ecolab is filed herewith as Exhibit 10.1 to this Form 8-K.

Item 9.01      Financial Statements and Exhibits.

(a)           Financial statements of businesses acquired. Not applicable.

(b)          Pro forma financial information. Not applicable.

(c)          Exhibits. The following exhibit has been filed with this Form 8-K:

10.1    Product and Services Supply Agreement, effective June 1, 2006, by and between Ecolab Inc. and Angelica Corporation.

*    *    *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 30, 2006

ANGELICA CORPORATION

By: /s/ Steven L. Frey
Steven L. Frey, Vice President and General Counsel

EXHIBIT INDEX

10.1    Product and Services Supply Agreement, effective June 1, 2006, by and between Ecolab Inc. and Angelica Corporation